LYRIS, INC. REPORTS THIRD QUARTER RESULTS

LYRIS HQ CUSTOMERS SURPASS 570

     (EMERYVILLE, CA), May 13, 2009—Lyris, Inc. (OTCBB: LYRI), the online marketing expert, today reported results for the third quarter and first nine months of fiscal 2009.

     For the quarter ended March 31, 2009, Lyris reported revenues of $10.6 million versus $10.9 million in the third quarter a year ago and $11.0 million in the prior quarter. The revenue breakout for the quarter included subscription, 75 percent; license software, nine percent; support and maintenance, 12 percent; and professional services, four percent.

     On a GAAP basis, the company reported a net loss of $573,000, or $0.01 per share, in the third quarter of fiscal 2009 versus net income of $423,000, or $0.00 per diluted share, in the same period a year ago. The results for the third quarter of fiscal 2008 include a gain on debt extinguishment of $919,000 related to the conversion of a seller’s note into equity.

     On a non-GAAP basis, the company reported net income of $433,000, or $0.00 per diluted share, in the third quarter of fiscal 2009. This compares with non-GAAP net income of $569,000, or $0.01 per diluted share, in the same period a year ago. Material exclusions from non-GAAP net income in the third quarter of 2009 include stock-based compensation expense of $233,000, amortization of intangibles of $862,000 and a gain on disposal of discontinued operations of $89,000. In the prior year, the material exclusions from non-GAAP net income were amortization of intangibles of $869,000, stock-based compensation expense of $199,000 and the $919,000 gain on debt extinguishment.

     The company said that adjusted EBITDA in the third quarter of 2009 was $879,000 versus $1.3 million in the third quarter a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, gain on debt extinguishment and gains or losses on disposal of discontinued operations.

     A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

     “We continued to realize strong adoption of Lyris HQ, our integrated marketing platform, as we now have more than 570 customers versus approximately 130 customers at this time a year ago. Notable new customers include the British Museum and Alliance for the Arts,” noted Luis Rivera, chief executive officer of Lyris.

     “Our revenues for the quarter reflect several factors, including a decline in our legacy subscription customers, seasonality and the overall economic environment, which contributed to a slowing in the sales cycles and reduced budgets that have impacted the level of customer spending. At the same time, we continued to manage our operating expenses, which enabled us to generate strong cash flow and make a significant pay down on our debt during the quarter,” Rivera continued.

     “We also recently opened a sales organization in the United Kingdom to bolster our presence in Europe where we believe we have a significant market opportunity. In order to support this effort, we announced this morning that we have acquired long-time partner Facultas, a full-service email marketing agency based in the UK,” Rivera added.

     For the first nine months of fiscal 2009, Lyris reported revenues of $32.5 million versus $32.4 million in the first nine months of fiscal 2008. On a GAAP basis, the company reported a net loss of $1.8 million, or $0.02 per share, in the first nine months of fiscal 2009 versus a net loss of $3.5 million, or $0.04 per share, in the same period a year ago.

     On a non-GAAP basis, the company reported net income of $2.0 million, or $0.02 per diluted share, in the first nine months of fiscal 2009, versus net income of $3.0 million, or $0.03 per diluted share, in the same period a year ago. Material exclusions from non-GAAP net income in the first nine months of fiscal 2009 include stock-based compensation expense of $445,000, amortization of intangibles of $3.5 million and a gain on disposal of discontinued operations of $159,000. Non-GAAP net income for the first nine months of 2008 excludes a $4.1 impairment charge related to acquisitions, amortization of intangibles of $2.9 million, a $919,000 gain on debt extinguishment, stock-based compensation expense of $494,000 and gains on disposal of discontinued operations of $25,000. Adjusted EBITDA for the first nine months of fiscal 2009 was $2.5 million versus $5.2 million in the same period a year ago.

Conference Call

     The company will hold a conference call today, May 13, at 8 a.m., Pacific Daylight Time (11 a.m., Eastern Daylight Time). The teleconference can be accessed by calling (913) 905-3226, passcode 2312094, or via the Internet at www.lyrisinc.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, May 20, at (719) 457-0820, passcode 2312094, or via the company’s website at www.lyrisinc.com.

Non-GAAP Financial Measures

     In this release and during our conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

     We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization or impairment charges, non-cash stock compensation expense and gains or losses on discontinued operations and certain other measures provides a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense, impairment charges, other income and gains or losses on discontinued operations, is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess the leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris, Inc.

     Lyris, Inc. (OTCBB: LYRI) is the online marketing expert delivering the right mix of software technology and industry knowledge to help its customers simplify their marketing efforts and optimize campaigns ROI. Through the delivery of the industry’s first on-demand integrated marketing suite, Lyris HQ, and knowledge sharing community, www.lyrishq.com to secure and reliable on-premise solutions, including Lyris ListManager, Lyris provides customers the right tools to optimize the management, collaboration and execution of their online and mobile marketing initiatives. These sophisticated, yet easy-to-use, tools provide marketers a suite of best-of-breed applications for managing e-mail marketing campaigns, publishing and managing Web site content, creating landing pages, optimizing Web sites and managing pay per click campaigns.

Clients include ACCESS Systems Americas, Adobe, American Apparel, Body Glove, Johns Hopkins University and JupiterMedia. For more information, please visit www.lyris.com. The company is based in Emeryville, California.

Contacts:

Richard McDonald

Director, Investor Relations

Lyris, Inc.

(610) 688-3305

rmcdonald@lyris.com

Erick Mott

Communications Director

Lyris, Inc.

(510) 844-2188

emott@lyris.com

Neal Rosen

Ruder-Finn

(415) 692-3058

rosenn@ruderfinn.com

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Three Months Ended March 31,

	2009	2008
Revenues:
Subscription revenue	$7,904	$7,643
Other services revenue	1,696	1,752
Software revenue	981	1,455
Total revenues	10,581	10,850
Cost of revenues:
Subscription, software and other services	2,825	3,215
Amortization of developed technology	476	479
Total cost of revenue	3,301	3,694
Gross profit	7,280	7,156
Operating expenses:
General and administrative expenses	3,472	3,033
Research & development	1,097	569
Sales & marketing	2,839	3,222
Amortization of customer relationship trade
names	387	390
Total operating expenses	7,795	7,214
Loss from continuing operations	(515)	(58)
Interest income	-	1
Interest expense	(115)	(254)
Other income	-	1
Gain on debt extinguishment	-	919
(Loss) income from continuing operations
before income taxes	(630)	609
Income tax provision	32	188
(Loss) income from continuing operations	(662)	421
Income on disposal of discontinued operations,
net of tax	89	2
Net (loss) income	(573)	423
Net (loss) income per share basic and diluted	$(0.01)	$0.00
Weighted average shares outstanding used
in calculating net income (loss) per share:
Basic	103,222	98,408
Diluted	103,222	101,141

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Nine Months Ended March 31

	2009	2008
Revenues:
Subscription revenue	$24,455	$22,388
Other services revenue	5,141	5,336
Software revenue	2,952	4,725
Total revenues	32,548	32,449
Cost of revenues:
Subscription, software and other services	9,487	9,061
Amortization of developed technology	1,432	3,669
Total cost of revenue	10,919	12,730
Gross profit	21,629	19,719
Operating expenses:
General and administrative expenses	9,042	9,535
Research & development	2,942	1,213
Sales & marketing	9,964	8,631
Amortization and impairment of customer
relationship trade names	1,163	3,352
Total operating expenses	23,111	22,731
Loss from continuing operations	(1,482)	(3,012)
Interest income	-	5
Interest expense	(358)	(956)
Other income	-	9
Gain on debt extinguishment	-	919
Loss from continuing operations
before income taxes	(1,840)	(3,035)
Income tax provision	123	532
Loss from continuing operations	(1,963)	(3,567)
Income on disposal of discontinued operations,
net of tax	159	25
Net loss	(1,804)	(3,542)
Net loss per share basic and diluted	$(0.02)	$(0.04)
Weighted average shares outstanding used
in calculating net loss per share:
Basic and diluted	103,222	97,076

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Three Months Ended March 31,

	2009	2008
Net (loss) income	(573)	423
Stock-based compensation expense	233	199
Amortization of intangibles	862	869
Other income	-	(1)
Gain on debt extinguishment	-	(919)
Gain on disposal of discontinued operations	(89)	(2)

Non-GAAP net income	433	569

Net income per share basic	$0.00	$0.01
Net income per share diluted	$0.00	$0.01

Shares used to compute net income per share:
Basic	103,222	98,408
Diluted	103,222	101,141

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles, other income and gains or losses from discontinued operations. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Nine Months Ended March 31,

	2009	2008
Net loss	(1,804)	(3,542)
Stock-based compensation expense	445	494
Amortization of intangibles	3,509	2,935
Impairment of developed technology, customer
relationships and tradenames	-	4,086
Other income	-	(9)
Gain on debt extinguishment	-	(919)
Gain on disposal of discontinued operations	(159)	(25)

Non-GAAP net income	1,991	3,020

Net income per share basic	$0.02	$0.03
Net income per share diluted	$0.02	$0.03
5. Q3 2009 Non-GAAP Net Income
Shares used to compute net income per share:
Basic	103,222	97,076
Diluted	103,222	100,086

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles, other income and gains or losses from discontinued operations. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Three Months Ended March 31,

	2009	2008
Net (loss) income	(573)	423
Interest expense, net	115	254
Income tax provision	32	188
Depreciation and amortization	1,161	1,118

Total EBITDA	735	1,983

Stock-based compensation expense	233	199
Other income	-	(1)
Gain on debt extinguishment	-	(919)
Gain on disposal of discontinued operations	(89)	(2)

Total Adjusted EBITDA	879	1,260

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense, other income and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Nine Months Ended March 31,

	2009	2008
Net loss	(1,804)	(3,542)
Interest expense, net	358	956
Income tax provision	123	532
Depreciation and amortization	3,509	7,744

Total EBITDA	2,186	5,690

Stock-based compensation expense	445	494
Other income	-	(9)
Gain on debt extinguishment	-	(919)
Gain on disposal of discontinued operations	(159)	(25)

Total Adjusted EBITDA	2,472	5,231

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense, other income and gains or losses on disposal of discontinued operations. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.